UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

LHC GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Road South, Lafayette, LA 70508
(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LHCG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2021, LHC Group, Inc. (the “Company” or “LHC Group”) entered into an Amended and Restated Senior Credit Facility (the “2021 Credit Facility) which amends and restates in its entirety the prior Senior Secured Credit Facility, dated as of March 30, 2018 (the “2018 Credit Facility”).

The total lender commitment under the 2021 Credit Facility is $800 million, with an additional uncommitted incremental $500 million facility, and the term of the 2021 Credit Facility expires on August 3, 2026. The 2021 Credit Facility will bear interest, at the Company’s option, at either (i) the prevailing London Interbank Offered Rate (“LIBOR”) (with interest periods of one, three or six months at the Company’s option) plus a spread of 1.25%—2.00% based on a customary leverage-ratio grid or (ii) the prevailing prime or base rate plus a spread of 0.25%—1.00% based on a customary leverage-ratio grid. The 2021 Credit Facility requires a minimum LIBOR rate of 0%. Additionally, the Company will be required to pay an annual commitment fee of 0.15%—0.30% on the average daily unused portion of the 2021 Credit Facility commitment based on a customary leverage-ratio grid.  The 2021 Credit Facility contains customary provisions addressing LIBOR Replacement mechanics.

Under the terms of the 2021 Credit Facility, the Company will be required to maintain certain financial ratios and comply with certain financial covenants, many of which were adjusted from the levels set forth in the 2018 Credit Facility to account for company growth. The 2021 Credit Facility will allow the Company to make certain restricted payments within certain parameters provided the Company maintains compliance with those financial ratios and covenants after giving effect to such restricted payments or, in the case of repurchasing shares of its stock, so long as such repurchases are within certain specified baskets. The foregoing description of the 2021 Credit Facility does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2021 Credit Facility, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION
10.1*	Amended and Restated Senior Secured Credit Facility, dated August 3, 2021, between LHC Group, Inc., the Lenders Party Thereto, JPMorgan Chase Bank, N.A. as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

*

The annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

Date: August 3, 2021	By:	/s/ Dale Mackel
		Name:	Dale Mackel
		Title:	Chief Financial Officer